As filed with the Securities and Exchange Commission on February 25, 2011

 Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

PASSUR AEROSPACE, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	11-2208938
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
One Landmark Square, Suite 1900, Stamford, CT, 06901
(Address of Principal Executive Offices)

2009 Stock Incentive Plan
(Full title of the plan)

James T. Barry PASSUR Aerospace, Inc. Chief Executive Officer One Landmark Square, Suite 1900 Stamford, CT 06901 (203) 622-4086
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent For Service)
Copy to: Dennis J. Block, Esq. Cadwalader, Wickersham & Taft LLP One World Financial Center New York, New York 10281 (212) 504-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☑	Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value, .01 per share	500,000	shares (2)	$3.30(3)	$ 1,650,000	$191.57
Total	500,000				$191.57

(1)
Plus such indeterminate number of shares pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), as may be issued in respect of stock dividends, recapitalizations, stock splits, reorganizations, mergers, consolidations, combinations or exchanges of shares and similar transactions.

(2)
Represents the registration of an aggregate of 500,000 shares of common stock of PASSUR Aerospace, Inc., issuable upon exercise of options reserved for grant under the 2009 Stock Incentive Plan (the “Plan”).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based on the average of the high and low sales price of the common stock as reported on the OTC Bulletin Board on February 17, 2011.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by PASSUR Aerospace, Inc., a New York corporation (the “Company” or the “Registrant”), relating to 500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees and non-employee directors of the Company under the Plan, which Common Stock is in addition to the 500,000 shares of Common Stock registered on the Company’s Form S-8 filed on September 8, 2009 (Commission File No. 333-161791) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents, as filed with the Securities and Exchange Commission (the “Commission”) by Company are incorporated herein by reference:

(1)
The Company’s Annual Report on Form 10-K (including the portions of the Company’s proxy statement incorporated by reference therein) for the fiscal year ended October 31, 2010, filed with the Commission on January 31, 2011; and

(2)	The description of the Company's Common Stock contained in the Company's Form 8-A, filed with the Commission on March 4, 1974.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4 (a) of the Company’s
Registration Statement on Form S-1 (Registration No. 2-45130)).

4.2	The Company’s 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the
Company’s Current Report on Form 8-K filed on April 13, 2009).

*5.1	Opinion of Cadwalader, Wickersham & Taft LLP as to the legality of the securities being registered.

*23.1.1	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1 above).

*23.1.2	Consent of BDO USA, LLP, dated as of February 24, 2011.

*24.1	Power of Attorney (included on the signature pages to the Registration Statement).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of February, 2011.

PASSUR AEROSPACE, INC.

By:	/s/ James T. Barry
James T. Barry,
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James T. Barry and Jeffrey P. Devaney, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments or supplements to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite, necessary and appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/S/ James T. Barry	Chief Executive Officer (Principal Executive Officer) and Director	February 24, 2011
James T. Barry
/S/ Jeffrey P. Devaney	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 24, 2011
Jeffrey P. Devaney
/S/ G.S. Beckwith Gilbert	Chairman of the Board of Directors	February 24, 2011
G.S. Beckwith Gilbert
/S/ John R. Keller	Executive Vice President and Director	February 24, 2011
John R. Keller
/S/ Bruce N. Whitman	Director	February 24, 2011
Bruce N. Whitman
/S/ Paul L. Graziani	Director	February 24, 2011
Paul L. Graziani
/S/ Richard R. Schilling, Jr.	Director	February 24, 2011
Richard R. Schilling, Jr.
/S/ James J. Morgan	Director	February 24, 2011
James J. Morgan
/S/ Kurt J. Ekert	Director	February 24, 2011
Kurt J. Ekert
/S/ Peter L. Bloom	Director	February 24, 2011
Peter L. Bloom
/S/ Richard L. Haver	Director	February 24, 2011
Richard L. Haver

EXHIBIT INDEX
Exhibit No.	Description

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4 (a) of the Company’s
Registration Statement on Form S-1 (Registration No. 2-45130)).

4.2	The Company’s 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on April 13, 2009).

*5.1	Opinion of Cadwalader, Wickersham & Taft LLP as to the legality of the securities being registered.

*23.1.1	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1 above).

*23.1.2	Consent of BDO USA, LLP, dated as of February 24, 2011.

*24.1	Power of Attorney (included on the signature pages to the Registration Statement).

*Filed herewith